Exhibit 5.1

                                November 25, 2002

Pinnacle West Capital Corporation
400 North Fifth Street
Phoenix, Arizona 85004

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Pinnacle West Capital Corporation, an Arizona corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Company on November 25, 2002. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with an aggregate initial public offering price of up to $600,000,000: (i) common stock, no par value, of the Company ("Common Stock");
(ii) one or more classes or series of preferred stock, no par value, of the Company ("Preferred Stock"); (iii) one or more series of debt securities of the Company ("Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated ("Senior Debt Securities") or subordinated to certain other obligations of the Company ("Subordinated Debt Securities"); (iv) purchase contracts obligating holders to purchase Securities (as hereinafter defined) at a future date or dates ("Purchase Contracts"); and (vii) units comprised of one or more Securities (as hereinafter defined) in any combination ("Units," and together with the Common Stock, Preferred Stock, Debt Securities and Purchase Contracts, "Securities").

     Non-convertible Senior Debt Securities will be issued under an Indenture dated as of December 1, 2000 (For Senior Securities), as amended by the First Supplemental Indenture thereto dated as of March 15, 2001 (the "Senior
Indenture"), between the Company and The Bank of New York, as trustee. Convertible Senior Debt Securities will be issued under an indenture in substantially the form filed as an exhibit to the Registration Statement (the "Senior Convertible Indenture"), entered into between the Company and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA") (the "Senior Convertible Indenture Trustee"). Non-convertible Subordinated Debt Securities will be issued under an Indenture dated as of December 1, 2000 (For Subordinated Securities, or, if Article Fourteen is made non-applicable (as permitted by Section 301), for Senior Securities) (the "Subordinated Indenture"), between the Company and The Bank of New York, as trustee. Convertible Subordinated Debt Securities will be issued under an indenture in substantially the form filed as an exhibit to the
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Pinnacle West Capital Corporation
November 25, 2002
Page 2

Registration Statement (the "Subordinated Convertible Indenture"), entered into between the Company and a trustee chosen by the Company and qualified to act as such under the TIA (the "Subordinated Convertible Indenture Trustee"). The Senior Indenture, the Senior Convertible Indenture, the Subordinated Indenture and the Subordinated Convertible Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Purchase Contracts will be issued under a purchase contract agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K and incorporated by reference in the Registration Statement (a "Purchase Contract Agreement"). The Units will be issued under a unit agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K and incorporated by reference in the Registration Statement (a "Unit Agreement").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We have examined (i) the Registration Statement; (ii) the Senior Indenture; (iii) the form of Senior Convertible Indenture; (iv) the Subordinated Indenture; (v) the form of Subordinated Convertible Indenture; (vi) the Amended and Restated Articles of Incorporation of the Company, as currently in effect (the "Articles of Incorporation"); (vii) the Bylaws of the Company as currently in effect (the "Bylaws"); and (viii) the resolutions adopted by the Board of Directors of the Company (the "Board") relating to the filing of the Registration Statement (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination of the documents referred to above, we have assumed (i) the genuineness of the signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies; (ii) the legal capacity of all natural persons executing such documents; (iii) that such documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of such documents; (iv) as to documents executed by entities other than the Company, that each such entity had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed, and delivered by, and are valid, binding upon, and enforceable against, such entities; (v) that the parties to such documents will receive no interest, charges, fees, or other benefits or compensation in the nature of interest in connection with the transactions other than those that the Company has agreed in writing in such documents to pay; and (vi) that no fraud has occurred in connection with such transactions. As to any facts material to
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Pinnacle West Capital Corporation
November 25, 2002
Page 3

the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable United States federal, Arizona and New York laws.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

     1. With respect to any offering of Common Stock (the "Offered Common Stock"), the shares of the Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be duly authorized, validly issued, fully paid and nonassessable.

     2. With respect to any offering of any series of Preferred Stock (the "Offered Preferred Stock"), when the Statement of Designations (as hereinafter defined) has been duly filed with the Arizona Corporation Commission, the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities), will be duly authorized, validly issued, fully paid and nonassessable.

     3. With respect to any offering of any series of Debt Securities (the "Offered Debt Securities"), when (i) the applicable Indenture has been qualified under the TIA and duly executed and delivered by the Company, (ii) the applicable trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission, and (iii) in the case of Debt Securities to be issued under the Senior Convertible Indenture and the Subordinated Convertible Indenture, when such Indentures have been duly executed and delivered by the Company and the Senior Convertible Indenture Trustee and Subordinated Convertible Indenture Trustee, respectively, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     4. With respect to any offering of Purchase Contracts (the "Offered Purchase Contracts"), when the Purchase Contract Agreement has been duly executed and delivered by the Company and the other parties thereto, the Offered Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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Pinnacle West Capital Corporation
November 25, 2002
Page 4

     5. With respect to any offering of any Units (the "Offered Units"), when the Unit Agreement relating to the Offered Units has been duly executed and delivered by the Company and the other parties thereto, the Offered Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the issuance and delivery of any Securities offered pursuant to the Registration Statement (collectively, the "Offered Securities"): (i) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company as contemplated in any Board resolutions authorizing the issuance and sale of the Offered Securities, shall have duly established the terms of the Offered Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities and related matters (including without limitation with respect to Offered Preferred Stock, the execution, acknowledgment and filing of an amendment to the Articles of Incorporation in the form of a statement pursuant to Arizona Revised Statutes
Section  10-602  (the  "Statement  of  Designations")  in  accordance  with  the applicable provisions of Arizona Revised Statutes, Title 10) and such authorizations and actions have not been rescinded; (ii) the terms of the Offered Securities and of their issuance and sale have been duly established in conformity with such authorizations of the Board, the Articles of Incorporation, the Bylaws, any applicable Indenture, Purchase Contract Agreement or Unit Agreement (collectively, the "Applicable Agreements"), and any other relevant agreement so as not to violate any applicable law, the Articles of Incorporation or the Bylaws (subject to the further assumption that the Articles of Incorporation and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the consideration for the Offered Securities is not less than the consideration for which the Board of Directors authorizes the issuance of such Offered Securities and such consideration has been received by the Company; (iv) the Offered Securities (and, to the extent necessary, any securities which are a component of the Offered Purchase Contracts or Units), and any certificates or receipts representing the interests in the relevant Offered Securities, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; (v) the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement
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Pinnacle West Capital Corporation
November 25, 2002
Page 5

filed under Rule 462 will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (vi) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vii) the Offered Securities will be issued and sold in compliance with applicable United States federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (viii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto or Current Report on Form 8-K incorporated by reference in the Registration Statement, has been duly authorized, executed and delivered by the Company and the other parties thereto;
(ix) in the case of an Indenture, Purchase Contract Agreement, Unit Agreement, Statement of Designation or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein; and (x) in the case of issuance of Common Stock or Preferred Stock, there are sufficient shares of Common Stock or Preferred Stock, as the case may be, authorized by the Articles of Incorporation and unissued at such time.

     Members of our firm are admitted to the Bar in the State of Arizona and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Arizona and the laws of the United States of America to the extent referred to specifically herein. In giving the above opinions, we have assumed that the law of the jurisdiction or jurisdictions that govern the Securities is substantially the same as the law of the State of Arizona. We do not express any opinion with respect to the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Securities, the payment of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     The opinions set forth herein as to enforceability of obligations of the Company are subject to and limited by: (i) (a) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally, or by equitable principles that limit the right to specific performance or otherwise limit remedial action or the enforcement of any security provided for the Securities, (b) the necessity for compliance with the statutory procedural requirements governing the exercise of remedies by a
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Pinnacle West Capital Corporation
November 25, 2002
Page 6

secured creditor, and (c) the qualification that certain waivers, procedures, remedies, and other provisions of the Securities may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in our opinion substantially prevent the practical realization of the benefits thereof;
(ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by United States federal and state securities laws.

     We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

     We hereby  consent to the filing of this  opinion  with the  Commission  as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        Snell & Wilmer LLP